Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

FIRST QUARTER 2015 FINANCIAL RESULTS

Englewood, Colorado, May 8, 2015 - Liberty Media Corporation ("Liberty Media") (NASDAQ: LMCA, LMCB, LMCK) today reported first quarter 2015 results.  Highlights include (1):

•	SiriusXM reported strong first quarter results
•	Subscriber base grew to 27.7 million
•	First quarter revenue increased 8% to $1.08 billion
•	Net income climbed 12% to $106 million
•	Adjusted EBITDA(2) jumped 19% to a record $399 million
•	Free cash flow(2) reached $276 million, up 24%
•	Liberty Media’s ownership of SiriusXM stood at 57.8% as of April 24, 2015
•	Sold 1.3 million Viacom shares for $86 million in proceeds, and sold remaining shares of Barnes & Noble, Inc. for $27 million in proceeds; gains efficiently offset by tax loss carry forwards
•	Continued progress on the Atlanta Braves’ new stadium in Cobb County; announced partnership with Omni Hotels & Resorts
•	From February 1, 2015 through April 30, 2015, repurchased 1.9 million LMCK shares at an average price per share of $38.28 and a total cost of $74 million

“SiriusXM continues to post excellent results across the board.  Building on the momentum from 2014, its subscriber base stood at 27.7 million at the end of the first quarter and the company increased subscriber guidance for the year.  Jim and his team are doing a great job enhancing the offering and customer experience,” stated Greg Maffei, President and CEO of Liberty Media.  “At Liberty, we continued to repurchase our shares with $74 million reported for the period.”

1

Liberty Media

Liberty Media's revenue increased $70 million to $1.1 billion in the first quarter.  Adjusted OIBDA(2) increased by $79 million to $373 million and operating income increased $90 million to $245 million.    The increases in revenue, adjusted OIBDA and operating income were primarily due to operating results at SiriusXM.

SiriusXM

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission. SiriusXM reported its stand-alone first quarter results on April 28,  2015.  For presentation purposes in this release, we include below the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements.  Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results is best understood in the context of SiriusXM's historical financial presentation.  For a reconciliation of revenue, adjusted OIBDA (as defined by Liberty Media) and operating income for SiriusXM's stand-alone operating results as reported by SiriusXM to those results as reported by Liberty Media, see Liberty Media's Form 10-Q for the quarter ended March 31,  2015.

Highlights of SiriusXM's earnings release included the following:

•	First quarter revenue increased 8% to $1.08 billion
•	Net Income climbed 12% to $106 million
•	Adjusted EBITDA jumped 19% to a record $399 million
•	Free cash flow reached $276 million, up 24%

Share Repurchases

Between the reclassification of the original Liberty Capital tracking stock on March 3, 2008 and July 23, 2014, Liberty Media repurchased shares of Series A common stock for aggregate cash consideration of approximately $2.9 billion, representing 51% of shares outstanding(3).  From February 1, 2015 through April 30, 2015, Liberty Media repurchased approximately 1.9 million shares of Series C common stock at an average cost per share of $38.28 for total cash considerations of $74 million. For the period covering the creation of the Liberty Media Series C common stock on July 23, 2014 through April 30, 2015, Liberty Media repurchased approximately 2.4 million shares of Series C common stock at an average cost per share of $37.57 for total cash consideration of $91 million, representing 0.7% of shares outstanding(4).  The total remaining repurchase authorization for Liberty Media stock is approximately $536 million.

FOOTNOTES

1)

Liberty Media's President and CEO, Greg Maffei, will discuss these highlights and other matters in Liberty Media's earnings conference call which will begin at 11:30 a.m. (E.D.T.) on May 8, 2015.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)

For definitions of adjusted OIBDA (as defined by Liberty Media), adjusted EBITDA (as defined by SiriusXM) and free cash flow (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

3)	Based on shares outstanding at the time of the introduction of the original Liberty Capital stock.
4)	Based on shares outstanding as of October 31, 2014. There were no share repurchases from July 23, 2014 through the Liberty Broadband spin to shareholders of record on October 29, 2014.

NOTES

Unless otherwise noted, the foregoing discussion compares financial information for the three months ended March 31, 2015 to the same period in 2014.

The following financial information with respect to Liberty Media's equity affiliates and available for sale securities is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended March 31, 2015.

Fair Value of Corporate Public Holdings

(amounts in millions)	12/31/2014	3/31/2015
Live Nation Debt and Equity(1)	$1,427	1,380
Other Public Holdings(2)	745	600
Total Liberty Media	$2,172	1,980

(1)

Represents the fair value of Liberty Media's debt and equity investments.  In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its consolidated balance sheet at its historical carrying value of $396 million $365 million as of December 31, 2014 and March 31, 2015,  respectively.

(2)	Represents the carrying value of other public holdings which are accounted for at fair value.

Cash and Debt

The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	12/31/2014	3/31/2015
Cash and liquid investments(1)(2)	$880	1,245
Less: Short-term marketable securities	199	73
Total Liberty Media Cash (GAAP)	$681	1,172

Debt:
SiriusXM senior notes(3)	$4,150	5,150
Liberty 1.375% cash convertible notes due 2023(4)	1,000	1,000
Margin loans	250	250
ANLBC debt(5)	100	110
Other subsidiary debt(6)	391	11
Total Liberty Media Debt	$5,891	6,521
Unamortized discount and fair market value adjustment	(39)	(50)
Total Liberty Media Debt (GAAP)	$5,852	6,471

(1)	Includes $199 million and $73 million of short-term marketable securities with an original maturity greater than 90 days as of December 31, 2014 and March 31, 2015, respectively.
(2)	Includes $148 million and $482 million of cash and liquid investments held at SiriusXM as of December 31, 2014 and March 31, 2015, respectively.
(3)	Outstanding principal amount of Senior Notes with no reduction for the net unamortized discount.
(4)	Face amount of the cash convertible notes with no adjustment for the fair market value adjustment.
(5)	Atlanta National League Baseball Club, Inc. borrowings largely to fund construction of a new stadium in Cobb County, Georgia.
(6)	Includes SiriusXM capital leases and borrowings under the SiriusXM revolving credit facility.

Total Liberty Media cash and liquid investments increased  $365  million, primarily as a result of cash from operations at SiriusXM during the quarter,  proceeds from additional debt borrowings at SiriusXM and proceeds from the sale of shares of Barnes & Noble and Viacom. These sources of cash were partially offset by shares repurchased by SiriusXM, shares repurchased by Liberty Media, capital expenditures and repayment of debt at SiriusXM.  Included in the consolidated cash and liquid investments balance at March 31, 2015 is $482 million at SiriusXM.  Although SiriusXM is a consolidated subsidiary, it is a separate public company with a significant non-controlling interest, therefore Liberty Media does not have ready access to SiriusXM’s cash balance.  Excluding cash held at SiriusXM, Liberty Media's cash and liquid investments balance at March 31, 2015 was $763 million.

Total Liberty Media debt increased by $0.6 billion primarily as a result of long-term debt borrowings at SiriusXM.

Important Notice: Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK) President and CEO, Greg Maffei, will discuss Liberty Media's earnings release in a conference call which will begin at 11:30 a.m. (E.D.T.) on May 8, 2015.  The call can be accessed by dialing (844)  838-8043 or (678)  509-7480 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website.  To access the webcast go to http://www.libertymedia.com/events.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, growth of SiriusXM's subscriber base, the future financial performance of SiriusXM, the continuation of our stock repurchase plan, the repurchase activity of SiriusXM,  the construction of the new stadium for the Atlanta Braves and the associated mixed use development and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the competitive position of SiriusXM versus other radio and audio entertainment providers, the ability of SiriusXM to attract and retain subscribers, the dependence of SiriusXM upon the auto industry, general economic conditions, the failure of SiriusXM’s satellites (which, in most cases, are not insured), the interruption or failure of SiriusXM’s information and communication systems, the security of personal customer information, royalties SiriusXM pays for music rights (which increase over time), the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, failure of third parties to perform, changes in consumer protection laws and their enforcement, continued access to capital on terms acceptable to Liberty Media,  changes in law and market conditions conducive to stock repurchases.  These forward-looking statements speak only as of the date of this presentation, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Form 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this presentation.

Contact: Courtnee Ulrich (720) 875-5420

LIBERTY MEDIA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	12/31/2014	3/31/2015
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$681	1,172
Trade and other receivables, net	235	228
Short term marketable securities	199	73
Deferred income tax assets	931	966
Other current assets	270	298
Total current assets	2,316	2,737
Investments in available-for-sale securities and other cost investments	816	671
Investments in affiliates, accounted for using the equity method	851	798

Property and equipment, at cost	2,285	2,321
Accumulated depreciation	(501)	(552)
	1,784	1,769
Intangible assets not subject to amortization
Goodwill	14,345	14,345
FCC licenses	8,600	8,600
Other	1,073	1,073
	24,018	24,018

Intangible assets subject to amortization, net	1,096	1,081
Other assets, at cost, net of accumulated amortization	326	356
Total assets	$31,207	31,430

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$712	667
Current portion of debt	257	258
Deferred revenue	1,641	1,730
Other current liabilities	40	29
Total current liabilities	2,650	2,684

Long-term debt	5,595	6,213
Deferred income tax liabilities	2,438	2,539
Other liabilities	348	354
Total liabilities	11,031	11,790

Equity:
Total stockholders' equity	11,398	11,308
Non-controlling interests in equity of subsidiaries	8,778	8,332
Total equity	20,176	19,640
Commitments and contingencies
Total liabilities and equity	$31,207	31,430

LIBERTY MEDIA CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

	Three Months Ended
	3/31/2014	3/31/2015
	amounts in millions
Revenue:
Subscriber revenue	$841	907
Other revenue	170	174
Total revenue	1,011	1,081

Operating costs and expenses:
Cost of subscriber services
Revenue share and royalties	195	213
Programming and content(1)	66	62
Customer service and billing(1)	92	92
Other(1)	30	31
Subscriber acquisition cost	123	122
Other operating expense(1)	44	30
Selling, general and administrative(1)	216	202
Depreciation and amortization	90	84
	856	836
Operating income (loss)	155	245

Other income (expense):
Interest expense	(53)	(77)
Share of earnings (losses) of affiliates, net	(35)	(37)
Realized and unrealized gains (losses) on financial instruments, net	(65)	(28)
Other, net	(37)	2
	(190)	(140)
Earnings (loss) before income taxes	(35)	105
Income tax (expense) benefit	107	(86)
Net earnings (loss)	72	19
Less net earnings (loss) attributable to the non-controlling interests	50	38
Net earnings (loss) attributable to Liberty stockholders	$22	(19)

(1) Includes stock based compensation as follows:
Programming and content	$4	4
Customer service and billing	1	1
Other costs of subscriber services	2	2
Operating	4	4
Selling, general and administrative	38	33
	$49	44

LIBERTY MEDIA CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

	Three Months Ended
	3/31/2014	3/31/2015
	amounts in millions
Cash flows from operating activities:
Net earnings	$72	19
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	90	84
Stock-based compensation	49	44
Share of (earnings) losses of affiliates, net	(11)	(14)
Realized and unrealized (gains) losses on financial instruments, net	35	37
Losses (gains) on dilution of investment in affiliate	65	28
Deferred income tax expense (benefit)	50	1
Non-cash interest expense	(93)	70
Other, net	(10)	6
Changes in operating assets and liabilities
Current and other assets	(27)	(22)
Payables and other liabilities	74	62
Net cash provided (used) by operating activities	294	315

Cash flows from investing activities:
Cash proceeds from sale of investments	—	113
Cash (paid) for acquisitions, net of cash acquired	(58)	—
Proceeds (payments) on financial instruments, net	—	(17)
Capital expended for property and equipment	(66)	(64)
Purchases of short term investments and other marketable securities	(46)	(10)
Sales of short term investments and other marketable securities	55	136
Other investing activities, net	4	(14)
Net cash provided (used) by investing activities	(111)	144

Cash flows from financing activities:
Borrowings of debt	—	1,275
Repayments of debt	(821)	(658)
Repurchases of Liberty common stock	—	(58)
Subsidiary shares repurchased by subsidiary	(81)	(535)
Excess tax benefit from stock-based compensation	11	14
Taxes paid in lieu of shares issued for stock-based compensation	(4)	(16)
Other financing activities, net	1	10
Net cash provided (used) by financing activities	(894)	32
Net increase (decrease) in cash and cash equivalents	(711)	491
Cash and cash equivalents at beginning of period	1,088	681
Cash and cash equivalents at end of period	$377	1,172

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Media, together with a reconciliation to operating income, as determined under GAAP.  Liberty Media defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses, excluding all stock based compensation, and excludes from that definition depreciation and amortization, restructuring and impairment charges and separately reported legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty Media believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business' ability to service debt and fund capital expenditures.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.  Please see the attached schedules for applicable reconciliations.

The following table provides a reconciliation of adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended March 31, 2014, June 30, 2014, September 30, 2014, December 31, 2014 and March 31, 2015, respectively.

QUARTERLY SUMMARY

(amounts in millions)	1Q14	2Q14	3Q14	4Q14	1Q15
Liberty Media
Revenue	$1,011	$1,160	$1,184	$1,095	$1,081

Adjusted OIBDA	294	372	392	359	373
Depreciation and amortization	(90)	(92)	(90)	(87)	(84)
Stock compensation expense	(49)	(49)	(53)	(66)	(44)
Operating Income	$155	$231	$249	$206	$245

SCHEDULE 2

This press release also includes a presentation of Adjusted EBITDA, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP.  SiriusXM defines Adjusted EBITDA as follows:  EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. SiriusXM adjusts EBITDA to exclude the impact of other income and expense, loss on extinguishment of debt, loss on change in value of derivatives as well as certain other charges discussed below. This measure is one of the primary non-GAAP financial measures on which SiriusXM (i) evaluates the performance of its businesses, (ii) bases its internal budgets and (iii) compensates management. Adjusted EBITDA is a non-GAAP financial performance measure that excludes (if applicable):  (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization and (iii) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of SiriusXM's operating performance, which provides useful information about its business apart from the costs associated with its physical plant, capital structure and purchase price accounting. SiriusXM believes investors find this non-GAAP financial measure useful when analyzing its results and comparing its operating performance to the performance of other communications, entertainment and media companies. SiriusXM believes investors use current and projected adjusted EBITDA to estimate its current and prospective enterprise value and to make investment decisions. Because SiriusXM funds and builds-out its satellite radio system through the periodic raising and expenditure of large amounts of capital, its results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry.   SiriusXM also believes the exclusion of share-based payment expense is useful given share-based payment expense is not directly related to the operational conditions of the business.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM's statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. SiriusXM endeavors to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure.  Investors that wish to compare and evaluate SiriusXM's operating results after giving effect for these costs, should refer to net income as disclosed in its unaudited consolidated statements of comprehensive income. Since adjusted EBITDA is a non-GAAP financial performance measure, SiriusXM's calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of SiriusXM's stand-alone net income to adjusted EBITDA is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended
	March 31,
	2015	2014
($ in thousands)
Net income (GAAP):	$105,692	93,988
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813
Operating expenses	(836)	(945)
Share-based payment expense (GAAP)	19,417	18,240
Depreciation and amortization (GAAP)	65,027	68,267
Interest expense, net of amounts capitalized (GAAP)	69,908	54,092
Interest and investment income (GAAP)	(981)	(4,349)
Loss on change in value of derivatives (GAAP)	—	27,023
Other loss (income) (GAAP)	258	(95)
Income tax expense (GAAP)	138,929	76,748
Adjusted EBITDA	$399,227	334,782

SCHEDULE 3

SiriusXM's free cash flow derives from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. The calculation for free cash flow is as follows (in thousands).

	Unaudited
	For the Three Months Ended
	March 31,
	2015	2014
($ in thousands)
Cash flow information
Net cash provided by operating activities	$310,029	251,390
Net cash used in investing activities	$(33,797)	(27,457)
Net cash provided by (used in) financing activities	$58,087	(237,567)
Free cash flow
Net cash provided by operating activities	$310,029	251,390
Additions to property and equipment	(29,831)	(28,601)
Purchases of restricted and other investments	(3,966)	-
Free cash flow	$276,232	222,789